                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)


Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 J&J Snack Food
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

/X/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                    [graphic omitted: J&J Snack Foods Logo]



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                February 6, 2003


TO OUR SHAREHOLDERS:

   The Annual Meeting of Shareholders of J & J SNACK FOODS CORP. will be held on Thursday, February 6, 2003 at 10:00 A.M., E.S.T., at The Cherry Hill Hilton, Route 70 and Cuthbert Road, Cherry Hill, New Jersey 08034 for the following purposes:

          1. To elect one director;

          2. To consider and act upon a proposal to approve a Stock Option Plan for officers, directors and key employees which was adopted by the Board of Directors on November 26, 2002; and

          3. To consider and act upon such other matters as may properly come before the meeting and any adjournments thereof.

   The Board of Directors has fixed December 7, 2002 as the record date for the determination of shareholders entitled to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A SELF- ADDRESSED, STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                            By Order of the Board of Directors,

                                                               Dennis G. Moore,

                                                                      Secretary

December 19, 2002

                    [graphic omitted: J&J Snack Foods Logo]


                              6000 Central Highway
                          Pennsauken, New Jersey 08109

                              --------------------
                                PROXY STATEMENT
                              --------------------

   The enclosed proxy is solicited by and on behalf of J & J Snack Foods Corp. ("J & J") for use at the Annual Meeting of Shareholders to be held on Thursday, February 6, 2003 at 10:00 A.M., E.S.T., at The Cherry Hill Hilton, Route 70 and Cuthbert Road, Cherry Hill, New Jersey 08034 and at any postponement or adjournment thereof. The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent or given to shareholders is December 19, 2002. Sending a signed proxy will not affect the shareholder's right to attend the Annual Meeting and vote in person since the proxy is revocable. The grant of a later proxy revokes this proxy. The presence at the meeting of a shareholder who has given a proxy does not revoke the proxy unless the shareholder files written notice of the revocation with the secretary of the meeting prior to the voting of proxy or votes the shares subject to the proxy by written ballot.

   The expense of the proxy solicitation will be borne by J & J. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or teletype by directors, officers or employees of J & J without additional compensation. J & J is required to pay the reasonable expenses incurred by record holders of the common stock, no par value per share, of J & J (the "Common Stock") who are brokers, dealers, banks or voting trustees, or other nominees, for mailing proxy material and annual shareholder reports to any beneficial owners of Common Stock they hold of record, upon request of such record holders.

   A form of proxy is enclosed. If properly executed and received in time for voting, and not revoked, the enclosed proxy will be voted as indicated in accordance with the instructions thereon. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote all shares of Common Stock for the election of the nominees for director.

   The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters which J & J does not know about a reasonable time before the proxy solicitation, and are presented at the meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; and (iv) matters incident to the conduct of the meeting. In connection with such matters, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.

   J & J had 8,904,680 shares of Common Stock outstanding at the close of business on December 7, 2002 the record date. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on a particular matter constitutes a quorum for the purpose of considering such matter. Each share of Common Stock is entitled to one vote on each matter which may be brought before the Meeting. The election of directors will be determined by a plurality vote and the nominee receiving the most "for" votes will be elected. Approval of any other proposal will require the affirmative vote of a majority of the shares cast on the proposal. An abstention, withholding of authority to vote for or broker non-vote, therefore, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote. Shareholders do not have approval or dissenter rights with respect to election of Directors or with respect to the approval of the Stock Option Plan.

                                   PROPOSAL 1
              INFORMATION CONCERNING NOMINEE FOR ELECTION TO BOARD

   One (1) director is expected to be elected at the Annual Meeting to serve on the Board of Directors of J & J until the expiration of his term as indicated below and until his successor is elected and has qualified.

   The following table sets forth information concerning J & J's nominee for election to the Board of Directors. If the nominee becomes unable or for good cause will not serve, the persons named in the enclosed form of proxy will vote in accordance with their best judgment for the election of such substitute nominee as shall be designated by the Board of Directors. The Board of Directors of J & J expects the nominee to be willing and able to serve.

                                                                                                                     Year of
                                                                                                                  Expiration of
              Name                 Age     Position                                                             Term as Director
-----------------------------------------------------------------------------------------------------------------------------------
Stephen N. Frankel                 61      Director                                                                   2008


                       INFORMATION CONCERNING CONTINUING
                        DIRECTORS AND EXECUTIVE OFFICERS

                                                                                                                     Year of
                                                                                                                  Expiration of
              Name                 Age     Position                                                             Term as Director
-----------------------------------------------------------------------------------------------------------------------------------
Leonard M. Lodish                  59      Director                                                                   2004
Dennis G. Moore                    47      Senior Vice President, Chief Financial Officer,                            2007
                                           Secretary, Treasurer and Director
Robert M. Radano                   53      Senior Vice President, Chief Operating Officer and Director                2006
Gerald B. Shreiber                 61      Chairman, Chief Executive Officer, President and Director                  2005
Peter G. Stanley                   60      Director                                                                   2006
Daniel Fachner                     42      President, The ICEE Company                                                 ---
Michael Karaban                    56      Senior Vice President, Marketing                                            ---


   Gerald B. Shreiber is the founder of J & J and has served as its Chairman of the Board, President, and Chief Executive Officer since its inception in 1971.

   Stephen N. Frankel became a director in 1983. Since 1976 he has been the President and sole shareholder of Stephen N. Frankel Realtor, Inc. which is engaged in commercial and industrial real estate in the South Jersey area.

   Leonard M. Lodish became a director in 1992. He is Samuel R. Harrell Professor in the Marketing Department and Vice Dean, Wharton West of The Wharton School at the University of Pennsylvania where he has been a professor since 1968. He is a Director of Franklin Electronic Publishing, Inc.(maker of portable electronic reference works) and Information Resources, Inc. (marketing data and marketing research).

   Dennis G. Moore joined J & J in 1984, and has served in various capacities since that time. He was named Chief Financial Officer in 1992 and was elected to the Board of Directors in 1995.

   Robert M. Radano joined the Company in 1972 and in May 1996 was named Chief Operating Officer of the Company. Prior to becoming Chief Operating Officer, he was Senior Vice President, Sales responsible for national foodservice sales of J & J. He was elected to the Board of Directors in 1996.

   Peter G. Stanley became a director in 1983. From September 1996 to November 1999, Mr. Stanley was a self-employed business consultant. Since November 1999 he is the Vice President of Emerging Growth Equities, Ltd., an investment banking firm.

   Daniel Fachner has been an employee of The ICEE Company since 1979. Prior to becoming President of The ICEE Company in August 1997, he had various operational responsibilities.

   Michael Karaban has been an employee of J & J Snack Foods Corp. in charge of its Marketing Department since 1992, and in February 2002 was elected its Senior Vice President, Marketing.

Board of Directors, Committees and Attendance at Meetings

   The Board of Directors held 4 meetings during fiscal 2002. Each director attended at least 75 percent of the meetings of the Board and committees of which he was a member during fiscal 2002.

   The Board of Directors has appointed a Compensation Committee consisting of Messrs. Frankel, Lodish and Stanley to fix the compensation of the chief executive officer. The Compensation Committee also administers the Company's Stock Option Plan and the Nonstatutory Stock Option Plan for Non-Employee Directors and Chief Executive Officer . The Board of Directors also has appointed an Audit Committee consisting of Messrs. Frankel, Lodish and Stanley to, among other things, review the reports submitted by J & J's independent accountants and internal auditor and for reporting to the Board on the Company's significant audit and accounting principles, practices and policies relating to the Company. Pursuant to the recently passed federal legislation, the role of the Audit Committee has been significantly increased. Its duties include the appointment, compensation and overseeing of the Company's outside auditors. The Audit Committee reviews and approves all non-audit services which the outside auditors perform. The Committee has approved that Grant Thornton LLP is involved in the preparation of tax returns, tax compliance as well as special tax consulting usually involved with acquisitions. During fiscal 2002, the Compensation Committee held one meeting and the Audit Committee held three meetings.

   The Board of Directors has not appointed a standing Nominating Committee.

Director Compensation

   Each director of the Company who is not also an employee had received an annual fee of $3,000 and a fee of $1,000 for each meeting of the Board or committee meeting attended, plus reimbursement of expenses incurred in attending meetings. Additionally, pursuant to the terms of the Company's Nonstatutory Stock Option Plan for Non-Employee Directors and Chief Executive Officer (which has expired), each director had been annually granted an option to purchase 3,000 shares of Common Stock and the Chief Executive Officer had been granted an option to purchase 25,000 shares of Common Stock at an exercise price equal to the Common Stock's fair market value on May 1 each year which would first be exercisable one year later.

   Each director who is not also an executive officer of the Company had been entitled annually to deferred compensation of 500 shares of the Company's Common Stock under a Deferred Stock Plan. The stock will be issued to the director on the date the director leaves the Board.

   Beginning in fiscal year 2003 each director will no longer receive fees for attendance at committee meetings and will no longer receive stock options. Annual grants to each director under the Deferred Stock Plan have been increased to 1,500 shares. In addition, the Chairman of the Audit Committee will receive an annual fee of $5,000.

   The annual grant to the Chief Executive Officer of non-qualified stock options is provided for in the Stock Option Plan which is being presented to the Shareholders under Proposal 2. As described under Proposal 2, this grant of options is being reduced to 10,000 shares per year.

                             EXECUTIVE COMPENSATION

Summary Compensation

   The following table sets forth certain information regarding the compensation paid to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for services rendered in all capacities for fiscal 2002, 2001 and 2000:

                           Summary Compensation Table


                                                                                                 Long Term
                                                                                                Compensation
                                                    Annual Compensation                            Award
                                                    -------------------                         ------------          All Other
Name and Principal Position           Year        Salary         Bonus     All Other(1)           Options           Compensation(2)
---------------------------           ----        ------         -----     ------------           -------           ---------------
Gerald B. Shreiber                    2002       $525,000      $400,000        $694,000            25,000              $  6,000
  Chairman of the Board,              2001       $500,000      $330,000         119,000            25,000              $  6,000
  President, Chief Executive          2000       $510,000      $300,000             -0-            25,000              $  5,000
  Officer and Director

Robert M. Radano                      2002       $225,000      $100,000        $130,000             2,598              $  6,000
  Chief Operating Officer,            2001       $221,000      $100,000        $ 87,000             4,716              $  6,000
  Senior Vice President,              2000       $204,000      $100,000        $101,000             6,000              $  5,000
  Sales and Director

Dennis G. Moore                       2002       $255,000      $132,000        $182,000             2,598              $  6,000
  Senior Vice President,              2001       $244,000      $120,000        $ 95,000             4,716              $  6,000
  Chief Financial Officer             2000       $238,000      $100,000        $ 56,000             7,000              $  5,000
  and Director

Daniel Fachner                        2002       $245,000      $215,000        $324,000             2,598              $  6,000
  President                           2001       $225,000      $150,000        $ 79,000             4,716              $  6,000
  The ICEE Company                    2000       $224,000      $125,000        $ 16,000             6,000              $  4,000

Michael Karaban                       2002       $198,000      $ 25,000        $ 62,000             2,200              $  6,000
  Senior Vice President -             2001       $193,000      $ 18,000        $ 36,000             3,000              $  5,000
  Marketing                           2000       $190,000      $ 16,000        $ 84,000             4,000              $  5,000

---------------
(1) Value realized upon the exercise of stock options.
(2) 401(K) Profit Sharing Plan Contribution.

Equity Compensation Plan

   The following table sets forth certain information regarding the Company's Stock Option Plan as of September 28, 2002.


                                                                                                             Number of Securities
                                                                                                           remaining available for
                                                       Number of Securities to       Weighted average       future issuance under
                                                     be issued upon exercise of     exercise price of     equity compensation plans
                                                        outstanding options,       outstanding options,     [excluding securities
                       Plan Category                     warrants and rights       warrants and rights    reflected in column 1] (1)
-----------------------------------------------------------------------------------------------------------------------------------
Equity
compensation plans
approved by
security holders                                              1,053,191                   $19.44                     -0-

Equity
compensation plans
not approved by
security holders                                                    N/A                      N/A                     N/A

---------------
(1) Excluding any increase in Common Shares authorized to be issued under the Stock Option Plan resulting from the approval by the shareholders of Proposal 2 of this Proxy Statement.

Option Grants

   The following table sets forth certain information concerning stock options granted during fiscal 2002 to the Chief Executive Officer and to each of the four other most highly compensated executive officers of the Company.

                       Option Grants in Last Fiscal Year


                                                                                                              Potential Realization
                                                                                                                Values at Assumed
                                                                                                              Annual Rates of Stock
                                                                                                               Price Appreciation
                                                                                                                       for
                                             Individual Grants                                                     Option Term
 ---------------------------------------------------------------------------------------------------------    ---------------------
                                                                    % of Total
                                                                  Options Granted
                                                      Options      to Employees     Exercise    Expiration
                       Name                           Granted     in Fiscal Year      Price        Date          5%          10%
-----------------------------------------------------------------------------------------------------------------------------------
Gerald B. Shreiber                                   25,000(1)          24%          $39.53       4/30/12     $621,500   $1,575,000
Robert M. Radano                                      2,598(2)           2%          $38.48       9/27/07     $ 28,000   $   61,000
Dennis G. Moore                                       2,598(2)           2%          $38.48       9/27/07     $ 28,000   $   61,000
Daniel Fachner                                        2,598(2)           2%          $38.48       9/27/07     $ 28,000   $   61,000
Michael Karaban                                       2,200(2)           2%          $38.48       9/27/07     $ 23,000   $   52,000

---------------
(1) All options granted are first exercisable on 5/1/03
(2) All options granted are first exercisable on 9/27/05

Option Exercises and Holdings

   The following table summarizes exercises of stock options during fiscal year 2002 by the Chief Executive Officer and highly compensated executives and the number of unexercised options and the value of unexercised options held at the end of fiscal year 2002.

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values


                                                                                                               Value of Unexercised
                                                                                       Number of Unexercised   In-the-Money Options
                                                          Shares                       Options at FY-End(#)        at FY-End($)
                                                        Acquired on        Value           Exercisable/            Exercisable/
Name                                                   Exercise (#)    Realized ($)        Unexercisable           Unexercisable
-----------------------------------------------------------------------------------------------------------------------------------
Gerald B. Shreiber                                        25,000         $694,000         225,000/25,000        $4,286,000/$0
Robert M. Radano                                           6,349         $130,000           4,371/13,314        $   68,000/$236,000
Dennis G. Moore                                            7,000         $182,000          10,720/14,314        $  213,000/$262,000
Daniel Fachner                                            12,349         $324,000           4,371/13,314        $   68,000/$236,000
Michael Karaban                                            3,000         $ 62,000           3,000/ 9,200        $   51,000/$155,000


Option Repricing

   The following table sets forth information concerning repricings of options held by executive officers of the Company during the last ten completed fiscal years:

                         Ten-Year Option/SAR Repricings


                                                                                                                         Length of
                                                           Number of                                                     Original
                                                           Securities    Market Price       Exercise                    Option Term
                                                           Underlying     of Stock at       Price at                   Remaining At
                                                          Options/SARs     Time of          Time of          New          Date of
                                                           Repriced or   Repricing or     Repricing or     Exercise    Repricing or
Name                                              Date     Amended (#)   Amendment ($)    Amendment ($)    Price ($)     Amendment
-----------------------------------------------------------------------------------------------------------------------------------
Robert M. Radano                                8/1/96       6,000*          $9.75           $12.375         $9.75       58 months
Senior Vice President,
Chief Operating
Officer

Dennis G. Moore                                 8/1/96       6,000*          $9.75           $12.375         $9.75       58 months
Senior V.P., Chief
Financial Officer,
Secretary/Treasurer

Daniel Fachner                                  8/1/96       5,000*          $9.75           $12.375         $9.75       58 months
President,
The ICEE Company

Michael Karaban,                                8/1/96       6,000*          $9.75           $12.375         $9.75       58 months
Senior Vice President -
Marketing

---------------
*Effective August 1, 1996, above referenced options to purchase shares of Common Stock at an exercise price of $12.375 per share, granted on May 24, 1996, were canceled and replaced by options to purchase shares at an exercise price of $9.75 per share.

401(k) Profit Sharing Plan

   J & J maintains a 401(K) Profit Sharing Plan for the benefit of eligible employees. J & J's contribution is based upon the individual employee's contribution. During the fiscal year ended September 28, 2002 contributions in the amount of $1,051,000 were made to the 401(K) Profit Sharing Plan.

Compensation Committee Report

   The Compensation Committee of the Board of Directors is composed of directors who are not employees of J & J and is responsible for developing and making recommendations to the Board with respect to J & J's executive compensation programs. In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer. The Compensation Committee neither reviews nor approves the decisions of the Chief Executive Officer with respect to the compensation of the other executive officers.

   J & J's compensation is comprised of base salary, bonus, long term incentive compensation in the form of stock options, and various benefits generally available to all full-time employees of the Company, including participation in group medical and life insurance plans and the 401(K) Profit Sharing Plan.

Base Salary

   Base salary levels for J & J's executive officers are competitively set relative to companies in the food industry. In obtaining competitive information, the Company informally reviews newspaper and trade journal reports and information gathered from discussion with others in the industry. No formal survey is undertaken.

Bonuses

   Annual performance standards for each executive officer's area of responsibility are established by the Chief Executive Officer for other executive officers. In some cases, bonuses are linked primarily to achieving increases from the prior year's sales and/or earnings. In other cases, bonuses reflect a more subjective view of an individual's performance.

   While the bonus for Mr. Shreiber was not linked to any specific formula, the Compensation Committee has established a guideline of 3% of Net Earnings. It then considers whether this guideline should be adjusted by other factors. Other factors considered include the long term aspect of the Company's performance and year to year results. Among the items considered by the Committee were J & J's Sales, Operating Income, Operating Income as a percent of sales, Net Earnings, Earnings Per Share, Return on Equity and Stock Price. These items were reviewed for the previous year and for a five year period.
The Committee reviewed and considered published reports about the compensation levels of the 100 largest public companies in the Delaware Valley. The Committee also considers matters which are likely to have a long term impact on the Company but may not be reflected on the annual financial statements.

Stock Options

   The Company uses the Stock Option Plan as its long-term incentive plan for executive officers and key employees. The objectives of this Plan are to align the long term interests of executive officers and shareholders by creating a direct link between executive compensation and shareholder return and to enable executives to develop and maintain a significant long term equity interest in J & J. Options given to the Chief Executive Officer had been fixed according to a Nonstatutory Plan. Options given to other executive officers are recommended by the Chief Executive Officer and approved by the Compensation Committee. On September 27, 2002, options were awarded to various employees at the then price of $38.48.

                             COMPENSATION COMMITTEE
                               STEPHEN N. FRANKEL
                               LEONARD M. LODISH
                                PETER G. STANLEY

                            STOCK PERFORMANCE GRAPH


                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                         AMONG J & J SNACK FOODS CORP.
    THE NASDAQ STOCK MARKET (U.S.) INDEX, AND THE S & P PACKAGED FOOD INDEX

                   [graphic omitted: Stock Performance Graph]








J & J SNACK FOODS CORP

                                                                     Cumulative Total Return
                                               -------------------------------------------------------------------
                                                     9/97       9/98       9/99        9/00       9/01       9/02
J & J SNACK FOODS CORPORATION                      100.00     113.85     121.54       79.62     115.38     226.77
NASDAQ STOCK MARKET (U.S.)                         100.00     101.58     165.95      220.33      90.05      70.90
S & P PACKAGED FOODS                               100.00     106.15     102.15       96.79     116.71     116.09

* $100 invested on 9/30/97 in stock or index-including reinvestment of dividends. Fiscal year ending September 30.

Copyright (C) 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

                               SECURITY OWNERSHIP
                  OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information as of December 1, 2002 concerning
(i) each person or group known to J & J to be the beneficial owner of more than 5% of Common Stock, (ii) each director and nominee for director of the Company, (iii) each of the Company's four most highly compensated executive officers for the 2002 fiscal year, and (iv) the beneficial ownership of Common Stock by J & J's directors and all executive officers as a group. Except as otherwise noted, each beneficial owner of the Common Stock listed below has sole investment and voting power.


                                                          Shares
Name and Address                                          Owned          Percent
of Beneficial Owner                                  Beneficially (1)   of Class
--------------------------------------------------------------------------------
Directors, Nominees and Named Executive Officers
Gerald B. Shreiber ..............................       2,405,225(2)       26%
 6000 Central Highway
 Pennsauken, NJ 08109
Stephen N. Frankel ..............................          86,730(3)(4)     *
Leonard M. Lodish ...............................          36,000(3)        *
Dennis G. Moore .................................          43,188(5)        *
Robert M. Radano ................................          54,504(6)        *
Peter G. Stanley ................................          45,661(3)(7)     *
Daniel Fachner ..................................          18,326(8)        *
Michael Karaban .................................          21,820(9)        *
All executive officers and directors as a group
  (8 persons) ...................................       2,711,454(10)      29%
Five percent Shareholders
Dimensional Fund Advisors .......................         492,400           6%
 1299 Ocean Avenue
 Santa Monica, CA 90041
EQSF Advisers, Inc. .............................         506,845           6%
 767 Third Avenue
 New York, NY 10017
Systematic Financial Management .................         510,119           6%
 2 Executive Drive
 Fort Lee, NJ 07024

---------------
* Less than 1%

 (1) The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission and, accordingly, include securities owned by or for the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days of Record Date. The same shares may be beneficially owned by more than one person. Beneficial ownership may be disclaimed as to certain of the securities.

 (2) Includes 225,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Shreiber and exercisable within 60 days from the date of this Proxy Statement, 68,949 shares held for the benefit of Mr. Shreiber in J & J's 401(k) Plan and 52,000 shares owned by a charitable foundation in which Mr. Shreiber has the right to vote and dispose of the shares.

 (3) Includes 27,000 shares of Common Stock issuable upon the exercise of options and exercisable within 60 days from the date of this Proxy Statement and 3,000 shares issuable under the Deferred Stock Plan.

 (4) Includes 160 shares owned as trustee for children, and 500 shares owned by Mr. Frankel's spouse.

 (5) Includes 10,720 shares of Common Stock issuable upon the exercise of options granted to Mr. Moore and exercisable within 60 days from the date of this Proxy Statement and 1751 shares held for the benefit of Mr. Moore in the Company's 401(k) Plan and 1,499 shares in the Company's Stock Purchase Plan.

 (6) Includes 4,371 shares of Common Stock issuable upon the exercise of options granted to Mr. Radano and exercisable within 60 days from the date of this Proxy Statement and 2,131 shares in the Company's Stock Purchase Plan.

 (7) Includes 4,308 shares owned jointly with Mr. Stanley's spouse with shared voting and investment power.

 (8) Includes 4,371 shares of Common Stock issuable upon the exercise of options granted to Mr. Fachner and exercisable within 60 days from the date of this Proxy Statement and 735 shares held for the benefit of Mr. Fachner in the Company's 401(k) Plan and 946 shares in the Company's Stock Purchase Plan.

 (9) Includes 3,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Karaban and exercisable within 60 days from the date of this Proxy Statement and 3,336 shares in the Company's Stock Purchase Plan.

(10) Includes 328,462 shares of Common Stock issuable upon the exercise of options granted to executive officers and directors of J & J and exercisable within 60 days from the date of this Proxy Statement and 9,000 shares issuable under the Deferred Stock Plan.

                             SHAREHOLDER PROPOSALS

   As to all such matters which the Company does not have notice on or prior to December 21, 2002 discretionary authority shall be granted to the persons designated in the Company's proxy related to the 2003 Meeting to vote on such proposal. This procedure does not affect the Rule 14a-8 requirements applicable to inclusion of shareholder proposals in the Company's proxy materials related to the 2004 Meeting. A shareholder proposal regarding the 2004 Meeting must be submitted to the Company at its office located at 6000 Central Highway, Pennsauken, New Jersey 08109, by October 9, 2003 to receive consideration for inclusion in the Company's 2004 proxy materials. Any such proposal must also comply with the proxy rules under the Securities Exchange Act, including Rule 14a-8.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

   Section 16(A) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers, and persons who beneficially own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten-percent beneficial owners were complied with during fiscal 2002, except that Michael Karaban, Senior Vice President filed a Form 4 reporting the sale of 200 shares of Company stock 20 days late.

                             AUDIT COMMITTEE REPORT

   In November, 2002 the Audit Committee met with management to review and discuss the audited financial statements. The Audit Committee also conducted discussions with the Company's independent auditors, Grant Thornton LLP, regarding the matters required by the Statement on Auditing Standards No. 61. As required by Independence Standards Board Standard No. 1, "Independence discussion with Audit Committees", the Audit Committee has discussed with and received the required written disclosures and confirming letter from Grant Thornton LLP regarding its independence and has discussed with Grant Thornton LLP its independence. Based upon the review and discussions referred to above, the Audit committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 28, 2002.

   This Audit Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporates by reference all or any portion of this proxy statement except to the extent that the Company specifically requests that the report be specifically incorporated by reference.

   The Audit Committee of the Board of Directors has selected Grant Thornton LLP to be employed as J & J's independent certified public accountants to make the annual audit and to report on, as may be required, the consolidated financial statements which may be filed by J & J with the Securities and Exchange Commission during the ensuing year.

   A representative of Grant Thornton LLP is expected to be present at the Annual Meeting of Shareholders and to have the opportunity to make a statement, if he or she desires to do so, and is expected to be available to respond to appropriate questions.

   The Board of Directors has adopted a written Charter of the Audit Committee. All members of the Audit Committee are independent as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.

                                AUDIT COMMITTEE

                                PETER G. STANLEY
                               STEPHEN N. FRANKEL
                               LEONARD M. LODISH

                         AUDIT FEES AND RELATED MATTERS

Audit Fees

   The Company was billed $190,000 for the audit of the Company's annual financial statements for the fiscal year ended September 28, 2002 and for the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed during fiscal 2002.

All Other Fees

   The Company was billed $109,000 for non-audit services rendered by the Company's principal accountant during the fiscal year ended September 28, 2002. Such non-audit services consist of preparation of tax returns and tax compliance.

Other Matters

   The Audit Committee of the Board of Directors has considered whether the provision of tax services described above is compatible with maintaining the independence of the Company's principal accountant. The Audit Committee has approved the performance of these services by Grant Thornton LLP.

   Of the time expended by the Company's principal accountant to audit the Company's financial statements for the fiscal year ended September 28, 2002, less than 50% of such time involved work performed by persons other than the principal accountant's full-time, permanent employees.

                                   PROPOSAL 2

                PROPOSAL TO APPROVE COMPANY'S STOCK OPTION PLAN

   The Board of Directors has adopted the Company's 2002 Stock Option Plan ("Stock Option Plan"), a copy of which is attached hereto as Exhibit "A". The Company's previous Plan, approved in 1992, has expired other than to administer options previously granted under the Plan. The Company also previously had a Nonstatutory Stock Option Plan for Non-Employee Directors and Chief Executive Officer. This Nonstatutory Stock Option Plan has expired other than to administer options previously granted under the Plan. Under the provisions of the Nonstatutory Stock Option Plan on May 1 of each year the Chief Executive Officer was automatically granted options for 25,000 shares of the Company's Common Stock and each Non-Employee Director was automatically granted options for 3,000 shares of the Company's Common Stock.

Authorized Shares under Stock Option Plan

   Options for a total of 400,000 shares may be issued under the Stock Option Plan. No options have been issued to date from said shares. No optionee shall be granted options to acquire shares other than 25,000 shares of Common stock during any calendar year under the Plan.

   The purpose of the Stock Option Plan is to provide additional incentive to officers, directors and other key employees of the Company, and each present or future parent or subsidiary corporation, by encouraging them to invest in shares of the Company's Common Stock, and thereby acquire a proprietary interest in the Company and an increased personal interest in the Company's continued success and progress. The Board of Directors believes that the Company and its shareholders significantly benefit from having the Company's key management employees receive options to purchase the Company's Common Stock and that the opportunity thus afforded these employees to acquire Common Stock is an essential element of an effective management incentive program. The Board of Directors also believes that stock options are very valuable in attracting and retaining highly qualified management personnel and in providing additional motivation to management to use their best efforts on behalf of the Company.

   Set forth below is a summary of certain significant portions of the Stock Option Plan.

   Eligibility and Administration. All officers, directors and key employees of the Company or any current or future subsidiary (the "Subsidiary"), are eligible to receive options under the Stock Option Plan. The Stock Option Plan currently is administered by the Compensation Committee (the "Committee"). The Committee determines, among other things, which officers, directors and key employees of the Company and any Subsidiary will be granted options under the Stock Option Plan, whether options granted will be Incentive Options or Non-Qualified Options, the number of shares subject to an option, the time at which an option is granted, the duration of an option and the exercise price of an option. The Committee has the exclusive right to adopt or rescind rules for the administration of the Stock Option Plan, correct defects and omissions in, reconcile inconsistencies in, and construe the Stock Option Plan.

   Non-Qualified Options to the Chief Executive Officer. The Stock Option Plan provides that the Corporation shall issue annually on the last day of its fiscal year to the Chief Executive Officer options to acquire 10,000 shares of Common Stock. The number of shares to be issued to the Chief Executive Officer shall be changed in the event of any change in the capitalization of J & J, such as stock dividend, stock split, or what the Compensation Committee deems in its sole discretion to be similar circumstances. The exercise price for these options shall be the fair market value, as determined by the Compensation Committee of the Corporation's Common Stock on the date of grant of such options. The option will be for ten (10) years. This automatic award is in addition to any other option grant that may be awarded under the Stock Option Plan.

   Amendment and Termination. Options may not be granted pursuant to the Stock Option Plan after November 26, 2012. The Board of Directors reserves the right at any time, and from time to time, to modify or amend the Stock Option Plan in any way, or to suspend or terminate it, effective as of such date, which date may be either before or after the taking of such action, as may be specified by the Board of Directors; provided, however, that such action shall not affect options granted under the Stock Option Plan prior to the actual date on which such action occurred. If a modification or amendment of the Stock Option Plan is required by the Code or the regulations thereunder to be approved by the shareholders of the Company in order to permit the granting of

"Incentive Stock Options" (as that term is defined in Section 422 of the Code and regulations thereunder) pursuant to modified or amended Stock Option Plan, such modification or amendment shall also be approved by the shareholders of the Company in such manner as is prescribed by the Code and the regulations thereunder. If the Board of Directors voluntarily submits a proposed modification, amendment, suspension or termination for shareholder approval, such submission shall not require any future modifications, amendments (whether or not relating to the same provision or subject matter), suspensions or terminations to be similarly submitted for shareholder approval.

   Number of Shares and Adjustment. The aggregate number of shares which may presently be issued upon the exercise of options granted under the Stock Option Plan is 400,000 shares of Common Stock. The aggregate number and kind of shares issuable under the Stock Option Plan is subject to appropriate adjustment to reflect changes in the capitalization of the Company, such as by stock dividend, stock split or other circumstances deemed by the Committee to be similar. Any shares of Common Stock subject to options that terminate unexercised will be available for future options granted under the Stock Option Plan.

   Exercise Price and Terms. The exercise price for Options granted under the Stock Option Plan shall be equal to at least the fair market value of the Common Stock as of the date of the grant of the option, except that the option exercise price of Incentive Options granted to an individual owning shares of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company must not be less than 110% of the fair market value as of the date of the grant of the option. The market value of a share of Common Stock on December 9, 2002 was $37.50.

   The aggregate fair market value of the stock determined on the date of grant with respect to which Incentive Options are exercisable for the first time by an optionee during any calendar year cannot exceed $100,000.

   Unless terminated earlier by the option's terms, Options granted under the Stock Option Plan will expire ten years after the date they are granted except that if Incentive Options are granted to an individual owning shares of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company on the date of the grant, Section 422 of the Code requires that such options expire five years after the date they are granted.

   Payment of Exercise Price. Payment of the option price on exercise of Incentive Options and Non-Qualified Options may be made in cash, shares of Common Stock of the Company or a combination of both. Under the terms of the Stock Option Plan, the Committee could interpret the provision of the Stock Option Plan which allows payment of the option price in shares of Common Stock to permit the "pyramiding" of shares in successive, simultaneous exercises. As a result, an optionee could initially exercise an option in part, acquiring a small number of shares of Common Stock and immediately thereafter effect further exercises of the option, using the shares of Common stock acquired upon earlier exercises to pay for an increasingly greater number of shares received on each successive exercise. This procedure could permit an optionee to pay the option price by using a single share of Common stock or a small number of shares of Common Stock to acquire a number of shares of Common Stock.

   Termination of Service; Death; Non-Transferabiliiy. All unexercised options will terminate such number of days (not to exceed 90) as determined by the Compensation Committee after the date either (i) other than an optionee who retires at his normal retirement age with at least 10 years of service, the optionee ceases to perform services for the Company or a Subsidiary, or (ii) the Company or a Subsidiary delivers or receives notice of an intention to terminate the employment relationship, regardless of whether or not a different effective date of termination is provided in such notice, but this termination date shall not apply in the cases of disability or death of the optionee (but in no event later than the expiration date). An optionee who ceases to be an employee because of a disability must exercise the option within one year after he or she ceases to be an employee (but in no event later than the expiration date). The heirs or personal representative of a deceased employee who could have exercised an option while alive may exercise such option within one year following the employee's death (but in no event later than the expiration date). The Committee can provide that the options may be transferred to descendants or trusts for the benefits of such descendants. Otherwise, no option granted under the Stock Option Plan is transferable except in the event of death by will or the laws of descent and distribution. An employee who retires at normal retirement age with at least 10 years of service, may exercise options after retirement according to the terms of such options.

   Federal Income Tax Consequences of the Stock Option Plan. Set forth below is a description of the federal income tax consequences to the recipient of options and the Company under the Internal Revenue Code of 1986, as amended, of the grant and exercise of options awarded under the Stock Option Plan.

   Incentive Stock Options Under the Stock Option Plan. Generally, under the Code, an optionee will not realize taxable income by reason of the grant or the exercise of an Incentive Option (see however, discussion of Alternative Minimum Tax below). If an optionee exercises an Incentive Option and does not dispose of the shares until the later of (i) two years from the date the option was granted and (ii) one year from the date of exercise, the entire gain, if any, realized upon disposition of such shares will be taxable to the optionee as long-term capital gain, and the Corporation will not be entitled to any deduction. If an optionee disposes of the shares within the period of two years from the date of grant or one year from the date of exercise (a "disqualifying disposition"), the optionee generally will realize ordinary income in the year of disposition and the Corporation will receive a corresponding deduction, in an amount equal to the excess of (1) the lesser of
(a) the amount, if any, realized on the disposition and (b) the fair market value of the shares on the date the option was exercised over (2) the option price. Any additional gain realized on the disposition will be long-term or short-term capital gain and any loss will be long-term or short-term capital loss. The optionee will be considered to have disposed of a share if he sells, exchanges, makes a gift of or transfers legal title to the share (except transfers, among others, by pledge, on death or to spouses). If the disposition is by sale or exchange, the optionee's tax basis will equal the amount paid for the share plus any ordinary income realized as a result of the disqualifying disposition.

   The exercise of an Incentive Option may subject the optionee to the alternative minimum tax. The amount by which the fair market value of the shares purchased at the time of the exercise exceeds the option exercise price is an adjustment for purposes of computing the so-called alternative minimum tax. In the event of a disqualifying disposition of the shares in the same taxable year as exercise of the Incentive Option, no adjustment is then required for purposes of the alternative minimum tax, but regular income tax, as described above, may result from such disqualifying disposition.

   An optionee who surrenders shares as payment of the exercise price of his Incentive Option generally will not recognize gain or loss on his surrender of such shares. The surrender of shares previously acquired upon exercise of an Incentive Option in payment of the exercise price of another Incentive Option is, however, a "disposition" of such stock. If the incentive stock option holding period requirements described above have not been satisfied with respect to such stock, such disposition will be a disqualifying disposition that may cause the optionee to recognize ordinary income as discussed above.

   Under the Code, all of the shares received by an optionee upon exercise of an Incentive Option by surrendering shares will be subject to the incentive stock option holding period requirements. Of those shares, a number of shares (the "Exchange Shares") equal to the number of shares surrendered by the optionee will have the same tax basis for capital gains purposes (increased by an ordinary income recognized as a result of any disqualifying disposition of the surrendered shares if they were incentive stock option shares) and the same capital gains holding period as the shares surrendered. The balance of the shares received by the optionee will have a tax basis (and a deemed purchase price) of zero and a capital gains holding period beginning on the date of exercise. The Incentive Stock Option holding period for all shares will be the same as if the option had been exercised for cash.

   Non-Qualified Options. Generally, there will be no federal income tax consequences to either the optionee or the Corporation on the grant of Non-Qualified Options. On the exercise of a Non-Qualified Option, the optionee has taxable ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date over the option price of the shares. The Corporation will be entitled to a federal income tax deduction (subject to the limitations contained in Section 162 of the Code and satisfaction of certain reporting requirements) in an amount equal to such excess.

   Upon the sale of stock acquired by exercise of a Non-Qualified Option, optionees will realize long-term, or short-term capital gain or loss depending upon their holding period for such stock. Capital losses are deductible only to the extent of capital gains for the year plus $3,000 for individuals.

   An optionee who surrenders shares in payment of the exercise price of a Non-Qualified Option will not recognize gain or loss with respect to the shares so delivered unless such shares were acquired pursuant to the exercise of an Incentive Option and the delivery of such shares is a disqualifying disposition. The optionee will recognize ordinary income on the exercise of the Non-Qualified Option as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered will have the same tax basis and capital gains holding period as the shares surrendered. The balance of the shares received will have a tax basis equal to their fair market value on the date of exercise and the capital gains holding period will begin on the date of exercise.

   Limitation on Corporation's Deduction. Section 162(m) of the Code will generally limit to $1.0 million the Corporation's federal income tax deduction for compensation paid in any year to its chief executive officer and its four highest paid executive officers, to the extent that such compensation is not "performance based". Under Treasury regulations, and subject to certain transition rules, a stock option will, in general, qualify as "performance based" compensation if it (i) has an exercise price of not less than the fair market value of the underlying stock on the date of grant, (ii) is granted under a plan that limits the number of shares for which options may be granted to an employee during a specified period, which plan is approved by a majority of the shareholders entitled to vote thereon, and (iii) is granted by a compensation committee consisting solely of at least two independent directors. If a stock option to an executive referred to above is not "performance based", the amount that would otherwise be deductible by the Corporation in respect of such stock option will be disallowed to the extent that the executive's aggregate non-performance based compensation paid in the relevant year exceeds $1.0 million.

   New Plan Benefits Table. The amount, if any, of stock options to be awarded to key employees is determined on an annual basis by the Committee and is not presently determinable. Information regarding awards to the Named Officers in 2002 is provided elsewhere in this Proxy Statement. See "Executive Compensation". There would not have been any difference in the amount of these grants had they been made under the Stock Option Plan if the Plan was approved, except that the Chief Executive Officer would have received options for 10,000 shares of the Corporation's Common Stock.

                                 OTHER MATTERS

   The Company is not presently aware of any matters (other than procedural matters) which will be brought before the Meeting which are not reflected in the attached Notice of the Meeting. The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Meeting: (i) matters which the Company does not know, a reasonable time before the proxy solicitation, are to be presented at the Meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee named in this Proxy Statement is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934; and (v) matters incident to the conduct of the Meeting. In connection with such matters, the persons named in the enclosed proxy will vote in accordance with their best judgment.

                  ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

   This Proxy Statement is accompanied by the Company's Annual Report to Shareholders for fiscal 2002.

   EACH PERSON SOLICITED HEREUNDER CAN OBTAIN A COPY OF J & J'S ANNUAL REPORT ON FORM 10-K FOR FISCAL 2002 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED SEPTEMBER 28, 2002, WITHOUT CHARGE, BY SENDING A WRITTEN REQUEST TO J & J SNACK FOODS CORP., 6000 CENTRAL HIGHWAY, PENNSAUKEN, NEW JERSEY 08109, ATTENTION: DENNIS G. MOORE.

                                     By Order of the Board of Directors,
                                     Dennis G. Moore, Secretary

                                  EXHIBIT "A"

                            J & J SNACK FOODS CORP.
                               STOCK OPTION PLAN

   1. Purpose of Plan

      The purpose of the Stock Option Plan (the "Plan") contained herein is to provide additional incentive to officers, directors and key employees of J & J Snack Foods Corp. (the "Corporation") and each present or future parent or subsidiary corporation of the Corporation by encouraging them to invest in shares of the Corporation's common stock, no par value per share (the "Common Stock") and thereby acquire a proprietary interest in the Corporation along with an increased personal interest in the Corporation's continued success and progress, to the mutual benefit of directors, employees and shareholders.

   2. Aggregate Number of Shares

      400,000 shares of Common Stock shall be the aggregate number of shares which may be issued under this Plan. Notwithstanding the foregoing, in the event of any change in the outstanding shares of Common Stock by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Committee, as defined in Section 4 below, deems in its sole discretion to be similar circumstances, the aggregate number and kind of shares which may be issued under this Plan shall be appropriately adjusted in a manner determined in the sole discretion of the Committee. Reacquired shares of Common Stock, as well as unissued shares, may be used for the purpose of this Plan. Common Stock subject to options which have terminated unexercised, either in whole or in part, shall be available for future options granted under this Plan. No optionee shall be granted options to acquire more than 25,000 shares of Common Stock during any calendar year under the Plan.

   3. Class of Persons Eligible to Receive Options

      All officers, directors and key employees of the Corporation and of any present or future parent or subsidiary corporation of the Corporation are eligible to receive an option or options under this Plan. The individuals who shall, in fact, receive an option or options shall be selected by the Committee, as defined in Section 4 below, in its sole discretion, except as otherwise specified in Sections 4 and 5 of this Plan.

   4. Administration of Plan

      (a) This Plan shall be administered by a Committee appointed by the Board of Directors (the "Committee"). The Committee shall consist of a minimum of three and a maximum of five members of the Board of Directors, each of whom shall be a "disinterested person" as defined in Rule 16b-3(d)(3) under the Securities Exchange Act of 1934, as amended, promulgated by the Securities and Exchange Commission (hereafter the "SEC") or any future corresponding rule. The Committee shall, in addition to its other authority and subject to the provisions of this Plan, determine which individuals shall in fact be granted an option or options, whether the option shall be an incentive stock option or a non-qualified stock option, the number of shares to be subject to each of the options, the time or times at which the options shall be granted, the rate of option exercisability (provided, however, that no option shall be exercisable within one (1) year from the date of its grant), and, subject to
Section 5 of this Plan, the price at which each of the options is exercisable and the duration of the option.

      (b) The Committee shall adopt such rules for the conduct of its business and administration of this Plan as it considers desirable. A majority of the members of the Committee shall constitute a quorum for all purposes. The vote or written consent of a majority of the members of the Committee on a particular matter shall constitute the act of the Committee on such matter. The Committee shall have the right to construe the Plan and the options issued pursuant to it, to correct defects and omissions and to reconcile inconsistencies to the extent necessary to effectuate the Plan and the options issued pursuant to it, and such action shall be final, binding and conclusive upon all parties concerned. No member of the Committee or the Board of Directors shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the exercise of an authority or discretion granted in connection with the Plan to the Committee or the Board of Directors, or for the acts or omissions of any other member(s) of the Committee or the Board of Directors. Subject to the numerical limitations on Committee membership set forth in Section 4(a) hereof, the Board of Directors may at any time appoint additional members of the Committee and may at any time remove any member of the Committee with or without cause. Vacancies on the Committee, however caused, may be filled by the Board of Directors, if it so desires.

   5. Incentive Stock Options and Non-Qualified Stock Options

      (a) Options issued pursuant to this Plan may be either Incentive Stock Options granted pursuant to Section 5(b) of this Plan or Non-Qualified Stock Options granted pursuant to Section 5(c) of this Plan, as determined by the Committee. An "Incentive Stock Option" is an option which satisfies all of the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, and a Non-Qualified Stock Option is an option which either does not satisfy all of these requirements or the option by its terms specifies at the time of grant that it will not be treated as an Incentive Stock Option. The Committee may grant both an Incentive Stock Option and a Non-Qualified Stock Option to the same person, or more than one of each type of option to the same person. The option price for Incentive Stock Options issued under this Plan shall be equal to at least the "fair market value" of the Common Stock on the date of the grant of the option. The "fair market value" of the Common Stock on any particular date shall mean the last reported sale price of a share of the Common Stock on the NASDAQ National Market System, as reported by NASDAQ, or on any stock exchange on which such stock is then listed or admitted to trading, on such date, or if no sale took place on such day, the last such date on which a sale took place, or if the Common Stock is not then quoted on the NASDAQ National Market System or listed or admitted to trading on any stock exchange, the average of the bid and asked prices in the over-the-counter market on such date, or if none of the foregoing, a price determined by the Committee. The option price for Non-Qualified Stock Options shall be determined by the Committee.

      (b) Subject to the authority of the Committee set forth in Section 4(a) of this Plan, Incentive Stock Options issued pursuant to this Plan shall be issued substantially in the form set forth in Appendix "I" attached to this Plan, which form is hereby incorporated by reference and made a part hereof, and shall contain substantially the terms and conditions set forth therein. Incentive Stock Options shall be exercisable for a period determined by the Committee, but not to exceed the expiration of ten years from the date such options are granted, unless terminated earlier under the terms of the Option. At the time of the grant of an Incentive Stock Option hereunder, the Committee may, in its discretion, modify or amend any of the option terms contained in Appendix "I" for any particular optionee, provided that the option as modified or amended satisfies the requirements of Section 422 of the Code and the regulations thereunder. Each of the options granted pursuant to this Section 5(b) is intended, if possible, to be an "Incentive Stock Option" as that term is defined in Section 422 of the Code and the regulations thereunder. In the event this Plan or any option granted pursuant to this Section 5(b) is in any way inconsistent with the applicable legal requirements of the Code or the regulations thereunder for an Incentive Stock Option, this Plan and such option shall be deemed automatically amended as of the date hereof to conform to such legal requirements, if such conformity may be achieved by amendment.

      (c) Subject to the authority of the Committee set forth in Section 4(a) of this Plan, Non-Qualified Stock Options issued pursuant to this Plan shall be issued substantially in the form set forth in Appendix "II" attached to this Plan, which form is hereby incorporated by reference and made a part hereof, and shall contain substantially the terms and conditions set forth therein. Non-Qualified Stock Options shall expire as determined by the Committee but such period shall not exceed ten years after the date they are granted, unless terminated earlier under the option terms. At the time of granting a Non-Qualified Stock Option hereunder, the Committee may in its discretion, modify or amend any of the option terms contained in Appendix "II" for any particular optionee, provided that the option as modified or amended does not expire more than ten years from the date of its grant.

      (d) Neither the Corporation nor any of its current or future parents, subsidiaries or affiliates, nor their officers, directors, shareholders, stock option plan committees, employees or agents shall have any liability to any optionee in the event (i) an option granted pursuant to Section 5(b) of this Plan does not qualify as an "Incentive Stock Option" as that term is used in
Section 422 of the Code and the regulations thereunder; (ii) any optionee does not obtain the tax benefits of such an Incentive Stock Option; or (iii) any option granted pursuant to Section 5(c) of this Plan is an "Incentive Stock Option".

      (e) Notwithstanding any other provision of this Plan, and without limiting the ability to receive additional options under this Plan, on the last day of the Company's fiscal year the Chief Executive Officer of the corporation shall be granted an option to purchase 10,000 shares of the Corporation's Common Stock. Such option shall be for a period of ten (10) years and shall be issued at the fair market value, as determined by the Compensation Committee, of the Corporation's Common Stock on the date of grant of such options. In the event of any change in the capitalization of the Corporation, such as by stock dividend, stock split or what the Board of Directors of the Corporation deems in its sole discretion to be similar circumstances, the number and kind of shares which may be issued under this paragraph shall be automatically adjusted by the Board of Directors of the Corporation.

   6. Modification, Amendment, Suspension and Termination

      Options shall not be granted pursuant to this Plan after the expiration of ten years from the date the Plan is adopted by the Board of Directors of the Corporation. The Board of Directors reserves the right at any time, and from time to time, to modify or amend this Plan in any way, and from time to time, to modify or amend this Plan in any way, or to suspend or terminate it, effective as of such date, which date may be either before or after the taking of such action, as may be specified by the Board of Directors; provided, however, that such action shall not affect options granted under the Plan prior to the actual date on which such action occurred. If a modification or amendment of this Plan is required by the Code or the regulations thereunder to be approved by the shareholders of the Corporation in order to permit the granting of "Incentive Stock Options" (as that term is defined in Section 422 of the Code and regulations thereunder) pursuant to the modified or amended Plan, such modification or amendment shall also be approved by the shareholders of the Corporation in such manner as is prescribed by the Code and the regulations thereunder. If the Board of Directors voluntarily submits a proposed modification, amendment, suspension or termination for shareholder approval, such submission shall not require any future modifications, amendments (whether or not relating to the same provision or subject matter), suspensions or terminations to be similarly submitted for shareholder approval.

   7. Effectiveness of Plan

      This Plan shall become effective on the date of its adoption by the Corporation's Board of Directors, subject however to approval by the shareholders of the Corporation in the manner as prescribed in the Code and the regulations thereunder. Options may be granted under this Plan prior to obtaining shareholder approval, provided such options shall not be exercisable until shareholder approval is obtained.

   8. General Conditions

      (a) Nothing contained in this Plan or any option granted pursuant to this Plan shall confer upon any employee the right to continue in the employ of the Corporation or any affiliated or subsidiary corporation or interfere in any way with the rights of the Corporation or any affiliated or subsidiary corporation of the Corporation to terminate his employment in any way.

      (b) Action by the Corporation constituting an offer of stock for sale to any employee under the terms of the options to be granted hereunder shall be deemed complete as of the date when the Committee authorizes the grant of the option to the employee, regardless of when the option is actually delivered to the employee or acknowledged or agreed to by him.

      (c) The term "parent corporation" and "subsidiary corporation" as used throughout this Plan, and the options granted pursuant to this Plan, shall (except as otherwise provided in the option form) have the meaning that is ascribed to that term when contained in Section 422(b) of the Code and the regulations thereunder, and the Corporation shall be deemed to be the grantor corporation for purposes of applying such meaning.

      (d) References in this Plan to the Code shall be deemed to also refer to the corresponding provisions of any future United States revenue law.

      (e) The use of the masculine pronoun shall include the feminine gender whenever appropriate.

                                   APPENDIX I

                             INCENTIVE STOCK OPTION

TO:____________________________________________________________________________
                                      NAME

   ____________________________________________________________________________
                                    ADDRESS

DATE: ______________________

   You are hereby granted an option, effective as of the date hereof, to purchase _________________ shares of common stock, no par value per share (the "Common Stock"), of J & J Snack Foods Corp. (the "Corporation") at a price of $_____ per share pursuant to the Corporation's Stock Option Plan (the "Plan") adopted by the Corporation's Board of Directors, effective November 26, 2002. Your option price is intended to equal at least the fair market value of the Common Stock as of the date hereof. Your option may first be exercised on and after three years from the date of this option, but not before that time. The Committee may approve a reduction in this waiting period, but in no event may the option be exercised prior to one year from the date of this option. No fractional shares shall be issued or delivered.

   This option shall terminate and is not exercisable after ____________, 20__ (the "Scheduled Termination Date"), except if terminated earlier as hereafter provided.

   You may exercise your option by giving written notice to the Secretary of the Corporation on forms supplied by the Corporation at its then principal executive office, accompanied by payment of the option price for the total number of shares you specify that you wish to purchase. The payment may be in any of the following forms: (a) cash, which may be evidenced by a check; (b) certificates representing shares of Common Stock, which will be valued by the Secretary of the Corporation at the fair market value per share of the Common Stock (as determined in accordance with the Plan) on the last trading day immediately preceding the delivery of such certificates to the Corporation, accompanied by an assignment of the stock to the Corporation; or (c) any combinations of cash and Common Stock valued as provided in clause (b) Any assignment of stock shall be in a form and substance satisfactory to the Secretary of the Corporation, including guarantees of signature(s) and payment of all transfer taxes if he deems such guarantees necessary or desirable. Your option may be exercised under the so-called "cashless" exercise provisions set forth in 12 CFR [220.3(e)(4)] if arrangements, satisfactory in all respects to the Corporation and approved in writing by the Corporation, are made in advance of the option exercise. The Corporation reserves the right to limit the number of shares of the Common Stock used for purposes of the option exercise.

   Your option will, to the extent not previously exercised by you, terminate on the date either (i) except in the case of your being employed by the Corporation for a period of in excess of ten (10) years and you retire at your normal retirement age, you cease to perform services for the Corporation or a subsidiary, or (ii) the Corporation or a subsidiary corporation of the Corporation delivers or receives notice of an intention to terminate the employment relationship, regardless of whether or not a different effective date of termination is provided in such notice, whether such termination is voluntary or not, but not if your termination is due to disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), or death (but in no event shall the option terminate later than the Scheduled Termination Date). After the date your service or employment is terminated, as aforesaid, you may not exercise this option. If you are employed by a subsidiary corporation of the Corporation, your employment shall be deemed to have terminated on the date your employer ceases to be a subsidiary corporation of the Corporation, unless you are on that date transferred to the Corporation or another subsidiary corporation of the Corporation. Your employment shall not be deemed to have terminated if you are transferred from the Corporation to a subsidiary corporation of the Corporation, or vice versa, or from one subsidiary corporation of the Corporation to another subsidiary corporation of the Corporation.

   If you die while employed by the Corporation or a subsidiary corporation of the Corporation, your legatee(s), distributee(s), executor or administrator, as the case may be, may, at any time within one year after the date of your death (but in no event later than the Scheduled Termination Date), exercise the option as to any shares which you had a right to purchase and did not purchase during your lifetime. If your employment by the

Corporation or a subsidiary corporation of the Corporation is terminated by reason of your becoming disabled (within the meaning of Section 22(e)(3) of the Code and the regulations thereunder), you or your legal guardian or custodian may at any time within one year after the date of such termination (but in no event later than the Scheduled Terminated Date), exercise the option as to any shares which you had a right to purchase and did not purchase prior to such termination. Your executor, administrator, guardian or custodian must present proof of his authority satisfactory to the Corporation prior to being allowed to exercise this option.

   In the event of any change in the outstanding shares of the Common Stock by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Committee deems in its sole discretion to be similar circumstances, the number and kind of shares subject to this option and the option price of such shares will be appropriately adjusted in a manner to be determined in the sole discretion of the Committee.

   This option is not transferable otherwise than by will or the laws of descent and distribution, and is exercisable during your lifetime only by you. Until the option price has been paid in full pursuant to due exercise of this option and the purchased shares are delivered to you, you do not have any rights as a shareholder of the Corporation. The Corporation reserves the right not to deliver to you the shares purchased by virtue of the exercise of this option during any period of time in which the Corporation deems, in its sole discretion, that such delivery would violate a federal, state, local or securities exchange rule, regulation or law.

   Notwithstanding anything to the contrary contained herein, this option is not exercisable if the following event occurs and during the following periods of time:

   During any period of time in which the Corporation deems that the exercisability of this option, the offer to sell the shares optioned hereunder, or the sale hereof, may violate a federal, state, local or securities exchange rule, regulation or law, or may cause the Corporation to be legally obligated to issue or sell more shares than the Corporation is legally entitled to issue or sell.

   At the time of issuance of securities pursuant to this Plan, the Corporation may require such restrictions, legends or other provisions as it deems necessary to comply with any federal or state securities law.

   It is the intention of the Corporation and you that this option shall, if possible, be an "incentive stock option" as that is used in Section 422 of the Code and the regulations thereunder. In the event this option is in any way inconsistent with the legal requirements of the Code or the regulations thereunder for an "incentive stock option," this option shall be deemed automatically amended as of the date hereof to conform to such legal requirements, if such conformity may be achieved by amendment.

   This option shall be subject to the terms of the Plan in effect on the date this option is granted, which terms are hereby incorporated herein by reference and made a part hereof. In the event of any conflict between the terms of this option and the terms of the Plan in effect on the date of this option, the terms of the Plan shall govern. This option constitutes the entire understanding between the Corporation and you with respect to the subject matter hereof and no amendment, modification or waiver of this option, in whole or in part, shall be binding upon the Corporation unless in writing or signed by the Chief Executive Officer of the Corporation. This option and the performances of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New Jersey.

   This option is void unless a signed copy of the option together with a signed copy of a "Mutual Agreement to Arbitrate Claims" is returned to the Corporation no later than ________________, 200_.

                          Agreements by the Recipient
                          ---------------------------

   In addition to such other conditions as may be established by the Committee, in consideration of the granting of stock options under the terms of this Plan, the recipient agrees as follows:

    (a) The right to exercise any stock option shall be conditional upon certification by the recipient at time of exercise that the recipient intends to remain in the employ of the Corporation or one of its subsidiaries (except in cases of retirement or disability) for at least one (l) year following the date of the exercise of the stock option, and

    (b) In order to better protect the goodwill of the Corporation and its subsidiaries and to prevent the disclosure of the Corporation's or its subsidiaries' trade secrets and confidential information and thereby help insure the long-term success of the business, the recipient, without prior written consent of the Corporation, will not engage in any activity or provide any services, whether as a director, manager, supervisor, employee, adviser, consultant or otherwise, for a period of three (3) years following the date of the granting of a stock option in connection with the manufacture, development, advertising, promotion, or sale of any product which is the same as or similar to or competitive with any products of the Corporation or its subsidiaries (including both existing products as well as products known to the recipient, as a consequence of the recipient's employment with the Corporation or one of its subsidiaries, to be in development):

      (1) with respect to which the recipient's work has been directly concerned at any time during the two (2) years preceding termination of employment with the Corporation or one of its subsidiaries or

      (2) with respect to which during that period of time the recipient, as a consequence of the recipient's job performance and duties, acquired knowledge of trade secrets or other confidential information of the Corporation or its subsidiaries.

For purposes of this section, it shall be conclusively presumed that recipients have knowledge of information they were directly exposed to through actual receipt or review of memos or documents containing such information, or through actual attendance at meetings at which such information was discussed or disclosed.

    (c) The provisions of this Article are not in lieu of, but are in addition to the continuing obligation of the recipient (which recipient hereby acknowledges) to not use or disclose the Corporation's or its subsidiaries' trade secrets and confidential information known to the recipient until any particular trade secret or confidential information become generally known (through no fault of the recipient), whereupon the restriction on use and disclosure shall cease as to that item. Information regarding products in development, in test marketing or being marketed or promoted in a discrete geographic region, which information the Corporation or one of its subsidiaries is considering the broader use, shall not be deemed generally known until such broader use is actually commercially implemented. As used in this Article, "generally known" means known throughout the domestic U.S. industry or, in the case of recipient who have job responsibilities outside of the United States, the appropriate foreign country or countries' industry.

    (d) By acceptance of any offered stock option granted under the terms of this Plan, the recipient acknowledges that if the recipient were, without authority, to use or disclose the Corporation's or any of its subsidiaries' trade secrets or confidential information or threaten to do so, the Corporation or one of its subsidiaries would be entitled to injunctive and other appropriate relief to prevent the recipient from doing so. The recipient acknowledges that the harm caused to the Corporation by the breach or anticipated breach of this Article is by its nature irreparable because, among other things, it is not readily susceptible of proof as to the monetary harm that would ensue. The recipient consents that any interim or final equitable relief entered by a court of competent jurisdiction shall, at the request of the Corporation or one of its subsidiaries, be entered on consent and enforced by any court having jurisdiction over the recipient, without prejudice to any rights either party may have to appeal from the proceedings which resulted in any grant of such relief.

    (e) If any of the provisions contained in this Article shall for any reason, whether by application of existing law or law which may develop after the recipient's acceptance of an offer of the granting of stock appreciation rights or stock options, be determined by a court of competent jurisdiction to be overly broad as to scope of activity, duration, or territory, the recipient agrees to join the Corporation or any of its subsidiaries in requesting such court to construe such provision by limiting or reducing it so as to be enforceable to the extent compatible with then applicable law. If any one or more of the terms, provisions, covenants, or restrictions of this Article shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants, and restrictions of this Article shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

   Please sign the copy of this option and return it to the Corporation's Secretary, thereby indicating your understanding of and agreement with its terms and conditions.


                               J & J SNACK FOODS CORP.

(SEAL)                         BY:_______________________________________
                               NAME: Gerald B. Shreiber
                               TITLE: President


   I hereby acknowledge receipt of a copy of the foregoing stock option and, having read it hereby signify my understanding of, and my agreement with, its terms and conditions.


______________________________       ______________________________
(Signature)                       (Date)

______________________________

                                  APPENDIX II

                           NON-QUALIFIED STOCK OPTION

TO: ___________________________________________________________________________
                                      NAME

    ___________________________________________________________________________
                                    ADDRESS

DATE: ______________________

   You are hereby granted an option, effective as of the date hereof, to purchase _______ shares of Common Stock, no par value per share (the "Common Stock"), of J & J Snack Foods Corp. (the "Corporation") at a price of $_______ per share pursuant to the Corporation's Stock Option Plan (the "Plan") adopted by the Corporation's Board of Directors, effective November 26, 2002. Your option may first be exercised on and after one year from the date of this option but not before that time. This option shall terminate and is not exercisable after _________, 20__ (the "Scheduled Termination Date"), except if terminated earlier as hereafter provided.

   You may exercise your option by giving written notice to the Secretary of the Corporation on forms supplied by the Corporation at its then principal executive office, accompanied by payment of the option price for the total number of shares you specify that you wish to purchase. The payment may be in any of the following forms: (a) cash, which may be evidenced by a check; (b) certificates representing Common Stock which will be valued by the Secretary of the Corporation at the fair market value per share of the Common Stock (as determined in accordance with the Plan) on the last trading day immediately preceding the delivery of such certificates to the Corporation, accompanied by an assignment of the stock to the Corporation; or (c) any combination of cash and Common Stock valued as provided in clause (b). Any assignment of stock shall be in a form and substance satisfactory to the Secretary of the Corporation, including guarantees of signature(s) and payment of all transfer taxes if he deems such guarantees necessary or desirable. Your option may be exercised under the so-called "cashless" exercise provisions set forth in 12 CFR [220.3(e)(4)] if arrangements, satisfactory in all respects to the Corporation and approved in writing by the Corporation, are made in advance of the option exercise. The Corporation reserves the right to limit the number of shares of the Common Stock used for purposes of the option exercise.

   Your option will, to the extent not previously exercised by you, terminate on the date either (i) except in the case of your being employed by the Corporation for a period of in excess of ten (10) years and you retire at your normal retirement age, you cease to perform services for the Corporation or a subsidiary, or (ii) the Corporation or a subsidiary corporation of the Corporation delivers or receives notice of an intention to terminate the employment relationship, regardless of whether or not a different effective date of termination is provided in such notice, whether such termination is voluntary or not, but not if your termination is due to disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), or death (but in no event would the option terminate later than the Scheduled Termination Date). After the date your service or employment is terminated, as aforesaid, you may not exercise this option. If you are employed by a subsidiary corporation of the Corporation, your employment shall be deemed to have terminated on the date your employer ceases to be a subsidiary corporation of the Corporation, unless you are on that date transferred to the Corporation or another subsidiary corporation of the Corporation. Your employment shall not be deemed to have terminated if you are transferred from the Corporation to a subsidiary corporation of the Corporation, or vice versa, or from one subsidiary corporation of the Corporation to another subsidiary corporation of the Corporation.

   If you die while employed by the Corporation or a subsidiary corporation of the Corporation, your legatee(s), distributee(s), executor or administrator, as the case may be, may, at any time within one year after the date of your death (but in no event later than the Scheduled Termination Date), exercise the option as to any shares which you had a right to purchase and did not purchase during your lifetime. If your employment by the Corporation or a subsidiary corporation of the Corporation is terminated by reason of your becoming disabled (within the meaning of Section 22(e)(3) of the Code and the regulations thereunder), you or your legal guardian or custodian may at any time within one year after the date of such termination (but in no event later than the Scheduled Terminated Date), exercise the option as to any shares which you had a right to purchase and did not purchase prior to such termination. Your executor, administrator, guardian or custodian must present proof of his authority satisfactory to the Corporation prior to being allowed to exercise this option.

   In the event of any change in the outstanding shares of the Common Stock by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Committee deems in its sole discretion to be similar circumstances, the number and kind of shares subject to this option and the option price for such shares will be appropriately adjusted in a manner to be determined in the sole discretion of the Committee.

   This option is not transferable otherwise than by will or the laws of descent and distribution, and is exercisable during your lifetime only by you. Until the option price has been paid in full pursuant to due exercise of this option and the purchased shares are delivered to you, you do not have any rights as a shareholder of the Corporation. The Corporation reserves the right not to deliver to you the shares purchased by virtue of exercise of this option during any period of time in which the Corporation deems, in its sole discretion, that such delivery would violate a federal, state, local or securities exchange rule, regulation or law.

   Notwithstanding anything to the contrary contained herein, this option is not exercisable if the following event occurs and during the following periods of time:

   During any period of time in which the Corporation deems that the exercisability of this option, the offer to sell the shares optioned hereunder, or the sale thereof, may violate a federal, state, local or securities exchange rule, regulation or law, or may cause the Corporation to be legally obligated to issue or sell more shares than the Corporation is legally entitled to issue or sell.

   At the time of issuance of securities pursuant to this Plan, the Corporation may require such restrictions, legends or other provisions as it deems necessary to comply with any federal or state securities law.

   It is the intention of the Corporation and you that this option shall not be an "incentive stock option" as that term is used in Section 422 of the Code and the regulations thereunder.

   This option shall be subject to the terms of the Plan in effect on the date this option is granted, which terms are hereby incorporated herein by reference and made a part hereof. In the event of any conflict between the terms of this option and the terms of the Plan in effect on the date of this option, the terms of the Plan shall govern. This option constitutes the entire understanding between the Corporation and you with respect to the subject matter hereof and no amendment, modification or waiver of this option, in whole or in part, shall be binding upon the Corporation unless in writing and signed by the Chief Executive Officer of the Corporation. This option and the performances of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New Jersey.

   Please sign the copy of this option and return it to the Corporation's Secretary, thereby indicating your understanding of and agreement with its terms and conditions.


                               J & J SNACK FOODS CORP.

(SEAL)                         BY: __________________________________________
                               NAME: Gerald B. Shreiber
                               TITLE: President


   I hereby acknowledge receipt of a copy of the foregoing stock option and, having read it hereby signify my understanding of, and my agreement with, its terms and conditions.


______________________________    ______________________________
(Signature)                       (Date)

                        Please date, sign and mail your
                      proxy card back as soon as possible!



                         Annual Meeting of Shareholders
                             J & J SNACK FOODS CORP.

                                February 6, 2003



                                    Please Detach and Mail in the Envelope Provided

------------------------------------------------------------------------------------------------------------------------------------

 A  /X/  Please mark your
         votes as in this
         example.


                                        WITHHOLD
                      FOR               AUTHORITY
                  the nominee     to vote for the nominee
                listed at right      listed at right.
                                                                                                              FOR   AGAINST  ABSTAIN
1. Election of       /__/                 /__/   Nominee: Stephen N. Frankel  2. To consider and act upon a   /__/   /__/     /__/
   Director                                                                      proposal to approve a Stock
                                                                                 Option Plan for officers,
                                                                                 directors and key employees
                                                                                 which was adopted by the
                                                                                 Board of Directors on
                                                                                 November 26, 2002

                                                                              Receipt of J & J's Annual Report to Shareholders and
                                                                              the Notice of the Meeting and Proxy Statement dated
                                                                              December 19, 2002 is hereby acknowledged.

                                                                              Please date and sign this proxy and return it promptly
                                                                              in the enclosed postage paid envelope.






Signature_________________________________________  Signature_________________________________________   Dated:____________, 200___
                                                                                                           (PLEASE DATE THIS PROXY)

NOTE:  It would be helpful if you signed your name as it appears hereon, indicating any official position or representative capacity. If shares are registered in more than one name, all owners should sign.



--------------------------------------------------------------------------------


                            J & J SNACK FOODS CORP.

               Annual Meeting of Shareholders - February 6, 2003

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints STEVE TAYLOR and HARRY McLAUGHLIN, each of them with full power of substitution, proxy agents to vote all shares which the undersigned is entitled to vote at the Annual Meeting of its Shareholders February 6, 2003 on all matters that properly come before the meeting, subject to any directions indicated below. The proxy agents are directed to vote as follows on the proposals described in J & J's Proxy Statement.

     This proxy will be voted as directed. If no directions to the contrary are indicated, the proxy agents intend to vote "FOR" the election of J & J's nominee as director and "FOR" the approval of the Stock Option Plan.

     The proxy agents present and acting at the meeting, in person or by their substitutes (or if only one is present and acting, then that one), may exercise all powers conferred hereby. Discretionary authority is conferred hereby as to certain matters described in J & J's Proxy Statement.

                 "(Continued and to be signed on reverse side)"